CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2021 relating to the financial statements of Oportun Financial Corporation and subsidiaries and the effectiveness of Oportun Financial Corporation and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of Oportun Financial Corporation and subsidiaries for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
February 23, 2021